Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference into this Registration Statement of Pacific Aerospace & Electronics, Inc. on Form S-8 and of our report on the consolidated financial statements of Pacific Aerospace & Electronics, Inc. and its subsidiaries dated July 2, 1997, appearing in the Annual Report on Form 10-KSB of Pacific Aerospace & Electronics, Inc. for the year ended May 31, 1997. We also consent to the reference to us under the caption "Experts."



                                       /s/ MOSS ADAMS LLP


Everett, Washington
November 7, 1997